Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350
As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

 In connection with the Annual Report of Wuhan General Group (China), Inc. (“Company”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission (the "Report"), I, Qi Ruilong, Chief Executive Officer of the Company, and I, Carol Pan, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2013	By:	/s/ Qi Ruilong
	Name:	Qi Ruilong
	Title:	President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Carol Pan
	Name:	Carol Pan
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Wuhan General Group (China), Inc. and will be retained by Wuhan General Group (China), Inc. and furnished to the Securities and Exchange Commission or its staff upon request.